EXHIBIT 5.1

August 14, 2025

MFA Financial, Inc.

One Vanderbilt Avenue, 48th Floor

New York, New York 10017

Re:           MFA Financial, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to MFA Financial, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company of the following securities having an indeterminate aggregate public offering price (collectively, the “Securities”): (i) shares of common stock, par value $0.01 per share (“Common Stock”), of the Company; (ii) shares of preferred stock, par value $0.01 per share (“Preferred Stock”), of the Company; (iii) depositary shares (“Depositary Shares”) of the Company, representing shares of the Preferred Stock; (iv) warrants (“Warrants”) entitling the holders to purchase Common Stock, Preferred Stock, Depositary Shares, debt securities (“Debt Securities”) of the Company or Units (as defined below); (v) Debt Securities; (vi) rights (“Rights”) issuable to the Company’s stockholders to purchase shares of Common Stock, Preferred Stock, Depositary Shares, Warrants or Debt Securities or to purchase units consisting of two or more of Common Stock, Preferred Stock, Depositary Shares, Warrants and Debt Securities; and (vii) units (“Units”) consisting of two or more of Common Stock, Preferred Stock, Depositary Shares, Warrants, Debt Securities or Rights, each covered by the Registration Statement on Form S-3, and all amendments thereto (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “Commission”) by the Company on or about the date hereof under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.       The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

2.       The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

3.       A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

4.       Resolutions adopted by the Board of Directors of the Company (the “Board”), or a duly authorized committee thereof, relating to the registration of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;

MFA Financial, Inc.

August 14, 2025

5.       A certificate executed by an officer of the Company, dated as of the date hereof;

6.       The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission for filing under the 1933 Act; and

7.       Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.       Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.       Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.       Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.       All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.       Upon the issuance of any Securities that are shares of Common Stock (“Common Securities”), including Common Securities that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Securities, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

MFA Financial, Inc.

August 14, 2025

6.       Upon the issuance of any Securities that are shares of Preferred Stock (“Preferred Securities”), including (i) Preferred Securities that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Securities and (ii) Preferred Securities represented by Depositary Shares, the total number of shares of Preferred Stock issued and outstanding and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.

7.       Any Securities convertible into or exercisable for other Securities will be duly converted or exercised in accordance with their terms.

8.       The issuance of, and certain terms of, the Securities will be approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws, the Registration Statement and the Resolutions and with respect to any Preferred Securities, Articles Supplementary creating and designating the number of shares and terms of any class or series of Preferred Securities will be filed with and accepted for record by the SDAT prior to the issuance of such shares of Preferred Securities (with such approvals and, if applicable, filing and acceptance for record referred to hereinafter as the “Corporate Proceedings”) prior to the issuance thereof.

9.       None of the Securities will be issued, sold or transferred in violation of the restrictions on ownership and transfer set forth in Article Ninth of the Charter or any comparable provision in the Articles Supplementary creating any class or series of Preferred Stock.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.       The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.       Upon the completion of all Corporate Proceedings relating to the Common Securities, the Common Securities will be duly authorized for issuance and, when and if issued and delivered against payment therefor and otherwise in accordance with the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

3.       Upon the completion of all Corporate Proceedings relating to the Preferred Securities, the Preferred Securities will be duly authorized for issuance and, when and if issued and delivered against payment therefor and otherwise in accordance with the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

4.       Upon the completion of all Corporate Proceedings relating to the Depositary Shares, the Depositary Shares will be duly authorized for issuance.

MFA Financial, Inc.

August 14, 2025

5.       Upon the completion of all Corporate Proceedings relating to the Warrants, the Warrants will be duly authorized for issuance.

6.       Upon the completion of all Corporate Proceedings relating to the Debt Securities, the Debt Securities will be duly authorized for issuance.

7.       Upon the completion of all Corporate Proceedings relating to the Rights, the Rights will be duly authorized for issuance.

8.       Upon the completion of all Corporate Proceedings relating to the Units, the Units will be duly authorized for issuance.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning United States federal law or the laws of any other jurisdiction. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP